Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2026, in the Registration Statement (Form S-1).

/s/ Assure CPA, LLC

Spokane, Washington

April 29, 2026